-------------------------------------------------------------------------------
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K


                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                 August 5, 1999
                                 Date of Report
                        (Date of earliest event reported)

                                 --------------

                         DECRANE AIRCRAFT HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                    333-70365               34-1645569
(State or other jurisdiction   (Commission File Number)  (I.R.S. Employer
      of incorporation)                                   Identification No.)


             2361 ROSECRANS AVENUE, SUITE 180, EL SEGUNDO, CA 90245 (Address, including zip code, of principal executive offices)


                                 (310) 725-9123
              (Registrant's telephone number, including area code)

                                 --------------

                                 NOT APPLICABLE
(Former address and telephone number of principal executive offices, if changed since last report)

                                 --------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     On August 6, 1999, DeCrane Aircraft Holdings, Inc. filed its Form 10-Q for the quarter ended June 30, 1999. In Item 5 of that Form 10-Q, we described our August 5, 1999 acquisition of Custom Woodwork & Plastics, Inc. At the time of filing, the Regulation S-X compliant audited financial statements of Custom Woodwork and the pro forma consolidated financial information required by the Securities Exchange Act of 1934 were not available. The purpose of this Form 8-K is to provide the required financial statements and pro forma financial information.

     In October 1998, we also acquired PCI NewCo, Inc. and International Custom Interiors, Inc. Item 2 of this Form 8-K includes a description of these acquisitions. The Regulation S-X compliant audited financial statements and pro forma consolidated financial information required in Item 7 are not available at this time and will be filed by amendment to this Form 8-K by no later than December 20, 1999.

                      DOCUMENTS REFERRED TO IN THIS REPORT

     DeCrane Aircraft has filed documents with the Securities and Exchange Commission that we refer to in this report. The documents we refer to and the information they contain are described below:

- Our Registration Statement No. 333-70365 on Form S-1 effective May 14, 1999, and the prospectus it contains. The prospectus includes our audited 1998 financial statements, descriptions of previously completed acquisitions and the DLJ acquisition, audited financial statements of previously acquired companies and unaudited pro forma consolidated financial information reflecting the previously acquired companies.
- Our Form 10-Q for the quarter ended June 30, 1999. The Form 10-Q includes our historical consolidated financial statements, updated information for previously acquired companies and information on the Custom Woodwork's acquisition.

     You may read and copy any reports, statements or other information we file at the SEC's reference room in Washington D.C. Please call the SEC at
(202) 942-8090 for further information on the operation of the reference rooms. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the SEC, or review our SEC filings on the SEC's EDGAR web site, which can be found at http:\\www.sec.gov. You may also write or call us at our corporate office located at 2361 Rosecrans Avenue, Suite 180, El Segundo, California 90245. Our telephone number is (310) 725-9123.

ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS

ACQUISITION OF CUSTOM WOODWORK & PLASTICS, INC.

     On August 5, 1999 we acquired substantially all of the assets, subject to accounts payable and accrued expenses assumed, of Custom Woodwork & Plastics, Inc. Custom Woodwork is a Georgia-based designer and manufacturer of interior furniture components for middle- and high-end corporate aircraft. We intend to continue to use the acquired assets to manufacture products similar to those previously manufactured by Custom Woodwork.

     The total purchase price was $13.8 million, including an estimated $0.5 million of acquisition related costs. The acquisition will be accounted for as a purchase and the assets acquired and liabilities assumed will be recorded at their estimated fair values. Based on historical values as of June 30, 1999, it is estimated that the historical value of inventory will be increased by $0.5 million and the $11.7 million difference between the purchase price and the fair value of the net assets acquired will be recorded as goodwill and amortized on a straight-line basis over thirty years. The purchase price allocation is preliminary and may change upon the completion of the final valuation of the net assets acquired. Our consolidated financial statement will include Custom Woodwork's financial position and its results of operations for periods subsequent to the acquisition date.

     The acquisition was funded with borrowings under our senior credit facility.

ACQUISITION OF PCI NEWCO, INC.

     On October 6, 1999 we acquired substantially all of the assets, subject to accounts payable and accrued expenses assumed, of PCI NewCo, Inc. PCI NewCo is a Kansas-based manufacturer of composite material and components for middle- and high-end corporate aircraft. We intend to continue to use the acquired assets to manufacture products similar to those previously manufactured by PCI NewCo.

     The total purchase price was $8.8 million, plus $1.5 million of contingent consideration payable in 2000 based on future attainment of defined performance criteria. The total purchase price includes an estimated $0.3 million of acquisition related costs. The acquisition will be accounted for as a purchase and the difference between the purchase price and the fair value of the net assets acquired will be recorded as goodwill and amortized on a straight-line basis over thirty years. The amount of contingent consideration paid in the future, if any, will increase goodwill and will be amortized prospectively over the remaining period of the initial thirty-year term. Our consolidated financial statements will include PCI NewCo's financial position and its results of operations for periods subsequent to the acquisition date.

     The acquisition was funded with borrowings under our senior credit facility.

ACQUISITION OF INTERNATIONAL CUSTOM INTERIORS, INC.

     On October 8, 1999 we acquired all of the common stock of International Custom Interiors, Inc. Custom Interiors is a Florida-based provider of upholstery services and manufacturer of furniture for middle- and high-end corporate aircraft. We intend to continue to use the acquired assets to manufacture products similar to those previously manufactured by Custom Interiors.

     The total purchase price was $3.2 million, including an estimated $0.4 million of acquisition related costs. The acquisition will be accounted for as a purchase and the difference between the purchase price and the fair value of the net assets acquired will be recorded as goodwill and amortized on a straight-line basis over thirty years. Our consolidated financial statements will include Custom Interiors' financial position and its results of operations for periods subsequent to the acquisition date.

     The acquisition was funded with borrowings under our senior credit facility.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of businesses acquired.

     Audited financial statements of Custom Woodwork & Plastics, Inc., including related notes and independent accountants' report, are attached hereto as follows:

                                                                                                                     Page
                                                                                                                    ------
     Report of Independent Accountants .........................................................................      F-1

     Balance Sheets as of December 31, 1997 and 1998 and June 30, 1999 (unaudited) .............................      F-2

     Statements of Income for the years ended December 31, 1997 and 1998 and
       the six months ended June 30, 1998 and 1999 (unaudited) .................................................      F-3

     Statements of Stockholders' Equity for years ended December 31, 1997 and 1998 and
       the six months ended June 30, 1999 (unaudited) ..........................................................      F-4

     Statements of Cash Flows for the years ended December 31, 1997 and 1998 and
       the six months ended June 30, 1998 and 1999 (unaudited) .................................................      F-5

     Notes to the Financial Statements .........................................................................      F-6


     PCI NewCo, Inc. Regulation S-X compliant audited financial statements are not available at this time. The audited financial statements for the appropriate periods will be filed by amendment to this Form 8-K as soon as practicable, but in no event later than December 20, 1999. Because International Custom Interiors, Inc. does not constitute a significant subsidiary, the filing of Regulation S-X compliant audited financial statements is not required.

(b)  Pro forma financial information.

     Unaudited pro forma financial information reflecting the Custom Woodwork & Plastics, Inc. acquisition, including related explanatory notes, are attached hereto as follows:

                                                                                                                     Page
                                                                                                                    ------
     Basis of Presentation .....................................................................................      P-1

     Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1998 .............      P-2

     Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 1999 ...........      P-3

     Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1999 ........................................      P-4

     Notes to Unaudited Pro Forma Consolidated Financial Information ...........................................      P-5


     Unaudited pro forma financial information reflecting the PCI NewCo, Inc. and International Custom Interiors, Inc. acquisitions is not available at this time. The pro forma financial information will be filed by amendment to this Form 8-K as soon as practicable, but in no event later than December 20, 1999.

(c)  Exhibits.


      Exhibit
        No.                                  Exhibit Description
      -------     ---------------------------------------------------------------------------------------------
      13.19.1     Articles of Incorporation of CWP Acquisition, Inc. *

      13.19.2     By Laws of CWP Acquisition, Inc. *

      13.20.1     Articles of Incorporation of PCI Acquisition Co., Inc. **

      13.20.2     By Laws of PCI Acquisition Co., Inc. **

      13.21.1     Articles of Incorporation of International Custom Interiors, Inc. **

      13.21.2     By Laws of International Custom Interiors, Inc. **

       20.1       Prospectus of DeCrane Aircraft Holdings, Inc. dated May 14, 1999 (incorporated by reference to the Company's Registration Statement No. 333-70365 on Form S-1 effective May 14, 1999) *

       21.1       List of Subsidiaries of Registrant **

--------------
     *   Previously filed
     **  Filed herewith

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        DECRANE AIRCRAFT HOLDINGS, INC.
                                                 (Registrant)


October 19, 1999                   By: /s/  RICHARD J. KAPLAN
                                       -------------------------------------
                                       Name:   Richard J. Kaplan
                                       Title:  Senior Vice President, Chief
                                               Financial Officer,
                                               Secretary and Treasurer

                    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
and Stockholders of
Custom Woodwork & Plastics, Inc.


     In our opinion, the accompanying balance sheets and the related statements of income, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Custom Woodwork & Plastics, Inc. at December 31, 1997 and 1998 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS LLP
Los Angeles, California
October 1, 1999

                        CUSTOM WOODWORK & PLASTICS, INC.

                                 BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                            DECEMBER 31,          JUNE 30,
                                                                                      ------------------------  ------------
                                                                                          1997         1998         1999
                                                                                      -----------  -----------  ------------
                                                                                                                 (UNAUDITED)
ASSETS

Current assets
   Cash and cash equivalents .......................................................  $       452  $       776  $       873
   Trade accounts receivable .......................................................          209          269          642
   Inventories .....................................................................          197          434          400
   Note receivable .................................................................           50           -            -
                                                                                      -----------  -----------  -----------
     Total current assets ..........................................................          908        1,479        1,915

Property, plant and equipment, net .................................................          737          793          731
                                                                                      -----------  -----------  -----------
       Total assets ................................................................  $     1,645  $     2,272  $     2,646
                                                                                      -----------  -----------  -----------
                                                                                      -----------  -----------  -----------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Trade accounts payable ..........................................................  $        15  $        95  $       100
   Accrued expenses and other liabilities...........................................           10           17           39
                                                                                      -----------  -----------  -----------
     Total current liabilities .....................................................           25          112          139
                                                                                      -----------  -----------  -----------
Commitments and contingencies (Note 8)..............................................           -            -            -
                                                                                      -----------  -----------  -----------
Stockholders' equity
   Common stock, $1 par value, 50,000 shares authorized; 500 shares
     issued and outstanding at December 31, 1997 and 1998 and June 30, 1999.........            1            1            1
   Retained earnings ...............................................................        1,619        2,159        2,506
                                                                                      -----------  -----------  -----------
     Total stockholders' equity ....................................................        1,620        2,160        2,507
                                                                                      -----------  -----------  -----------
       Total liabilities and stockholders' equity ..................................  $     1,645  $     2,272  $     2,646
                                                                                      -----------  -----------  -----------
                                                                                      -----------  -----------  -----------


    The accompanying notes are an integral part of the financial statements.

                        CUSTOM WOODWORK & PLASTICS, INC.

                              STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                                                YEAR ENDED             SIX MONTHS ENDED
                                                                               DECEMBER 31,                JUNE 30,
                                                                         ------------------------  ------------------------
                                                                            1997          1998         1998         1999
                                                                         -----------  -----------  -----------  -----------
                                                                                                          (UNAUDITED)
Sales .................................................................  $     3,235  $     4,480  $     2,034  $     4,002
Cost of sales .........................................................        1,877        2,358        1,104        1,843
                                                                         -----------  -----------  -----------  -----------
Gross profit ..........................................................        1,358        2,122          930        2,159

Operating expenses
   Selling, general and administrative ................................          365          397          169          198
                                                                         -----------  -----------  -----------  -----------
Income from operations ................................................          993        1,725          761        1,961

Other income
   Interest income, net ...............................................           27           35           18            9
   Other (expense) income, net ........................................           (5)           2            -            -
                                                                         -----------  -----------  -----------  -----------
Net income ............................................................  $     1,015  $     1,762  $       779  $     1,970
                                                                         -----------  -----------  -----------  -----------
                                                                         -----------  -----------  -----------  -----------

    The accompanying notes are an integral part of the financial statements.

                        CUSTOM WOODWORK & PLASTICS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                               COMMON STOCK
                                                                           ----------------------
                                                                             NUMBER
                                                                               OF                    RETAINED
                                                                             SHARES      AMOUNT      EARNINGS      TOTAL
                                                                           ---------  -----------  -----------  -----------
Balance, December 31, 1996 ............................................          500  $         1  $     1,268  $     1,269

   Net income .........................................................            -            -        1,015        1,015

   Distributions to stockholders ......................................            -            -         (664)        (664)
                                                                           ---------  -----------  -----------  -----------
Balance, December 31, 1997 ............................................          500            1        1,619        1,620

   Net income .........................................................            -            -        1,762        1,762

   Distributions to stockholders ......................................            -            -       (1,222)      (1,222)
                                                                           ---------  -----------  -----------  -----------
Balance, December 31, 1998 ............................................          500            1        2,159        2,160

   Net income (Unaudited) .............................................            -            -        1,970        1,970

   Distributions to stockholders (Unaudited) ..........................            -            -       (1,623)      (1,623)
                                                                           ---------  -----------  -----------  -----------
Balance, June 30, 1999 (Unaudited) ....................................          500  $         1  $     2,506  $     2,507
                                                                           ---------  -----------  -----------  -----------
                                                                           ---------  -----------  -----------  -----------

    The accompanying notes are an integral part of the financial statements.

                        CUSTOM WOODWORK & PLASTICS, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                YEAR ENDED             SIX MONTHS ENDED
                                                                               DECEMBER 31,                JUNE 30,
                                                                         ------------------------  ------------------------
                                                                            1997          1998         1998         1999
                                                                         -----------  -----------  -----------  -----------
                                                                                                          (UNAUDITED)
Cash flows from operating activities
   Net income .........................................................  $     1,015  $     1,762  $       779  $     1,970
   Adjustments to reconcile net income to net cash
     provided by operating activities
       Depreciation ...................................................           35           40           22           17
   Changes in operating assets and liabilities
     Trade accounts receivable ........................................         (209)         (60)         158         (373)
     Inventories ......................................................            2         (237)          14           34
     Trade accounts payable ...........................................            -           80           33            5
     Accrued expenses and other liabilities ...........................            -            7           15           22
                                                                         -----------  -----------  -----------  -----------
       Net cash provided by operating activities ......................          843        1,592        1,021        1,675
                                                                         -----------  -----------  -----------  -----------
Cash flows from investing activities
   Purchases of property, plant and equipment .........................          (38)         (96)         (64)          -
   (Issuance) payment of note receivable ..............................          (50)          50           -            -
                                                                         -----------  -----------  -----------  -----------
       Net cash used for investing activities .........................          (88)         (46)         (64)          -
                                                                         -----------  -----------  -----------  -----------
Cash flows from financing activities
   Distributions paid to stockholders .................................         (664)      (1,222)        (322)      (1,578)
                                                                         -----------  -----------  -----------  -----------
       Net cash used for financing activities .........................         (664)      (1,222)        (322)      (1,578)
                                                                         -----------  -----------  -----------  -----------
Net increase in cash and cash equivalents .............................           91          324          635           97
Cash and cash equivalents at beginning of period ......................          361          452          452          776
                                                                         -----------  -----------  -----------  -----------
Cash and cash equivalents at end of period ............................  $       452  $       776  $     1,087  $       873
                                                                         -----------  -----------  -----------  -----------
                                                                         -----------  -----------  -----------  -----------

    The accompanying notes are an integral part of the financial statements.

                        CUSTOM WOODWORK & PLASTICS, INC.

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - THE COMPANY

     Custom Woodwork & Plastics, Inc. (the "Company") designs and manufactures interior furniture components for middle- and high-end corporate aircraft. The Company operates in the U.S. market and 100% and 74% of the Company's sales for fiscal 1998 and 1997 were to Gulfstream Aerospace Corporation, respectively. The Company's customers are principally concentrated in the corporate aircraft industry.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

     It is the policy of the Company to deposit its cash and cash equivalents in federally insured financial institutions. From time to time deposits may exceed Federal Deposit Insurance Corporation ("FDIC") limits. At December 31, 1998, the Company had $476,000 on deposit in excess of the FDIC limits.

INVENTORIES

     Inventories are valued at the lower of cost or market, cost being determined using the first-in, first-out (FIFO) method.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost less accumulated depreciation. Major renewals and betterments are capitalized and ordinary repairs and maintenance are charged against operations in the year incurred. Depreciation is computed using the straight-line method for buildings and building improvements and the double-declining balance method for machinery and equipment, vehicles and furniture and fixtures. Estimated useful lives are 40 years for buildings and building improvements and 5 to 7 years for machinery and equipment, vehicles and furniture and fixtures.

REVENUE RECOGNITION

     Revenue is recognized when products are shipped.

INCOME TAXES

     The Company elected to have its income taxed as an S corporation under provisions of the Internal Revenue Code; therefore, taxable income or loss is reported to the individual stockholders for inclusion in their tax returns, and no provision for Federal and state income tax is included in these statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of financial instruments including cash, receivables, accounts payable and accrued expenses and other liabilities do not significantly differ from fair values as of December 31, 1997 and 1998.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        CUSTOM WOODWORK & PLASTICS, INC.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

UNAUDITED INTERIM RESULTS

     The financial information as of June 30, 1999 and for the six months ended June 30, 1998 and 1999 is unaudited. In the opinion of the Company, the unaudited financial information is presented on a basis consistent with the audited financial statements and contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for such interim periods. The results of operations for the interim periods are not necessarily indicative of results of operations for the full year.

NOTE 3 - INVENTORIES

     Inventories consist of the following (amounts in thousands):

                                                                                            DECEMBER 31,          JUNE 30,
                                                                                      ------------------------  ------------
                                                                                          1997         1998         1999
                                                                                      -----------  -----------  ------------
                                                                                                                 (UNAUDITED)
Raw material .......................................................................  $        14  $        24  $        47
Work-in-process ....................................................................          183          410          353
                                                                                      -----------  -----------  ------------
   Total inventories ...............................................................  $       197  $       434  $       400
                                                                                      -----------  -----------  ------------
                                                                                      -----------  -----------  ------------

NOTE 4 - PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following (amounts in thousands):

                                                                                                         DECEMBER 31,
                                                                                                   ------------------------
                                                                                                       1997         1998
                                                                                                   -----------  -----------
Land ............................................................................................  $        75  $        75
Buildings and building improvements .............................................................          644          644
Machinery and equipment .........................................................................          113          113
Vehicles ........................................................................................           90          163
Furniture and fixtures ..........................................................................           16           16
                                                                                                   -----------  -----------
   Total cost ...................................................................................          938        1,011
   Accumulated depreciation and amortization ....................................................         (201)        (218)
                                                                                                   -----------  -----------
   Net property and equipment ...................................................................  $       737  $       793
                                                                                                   -----------  -----------
                                                                                                   -----------  -----------

     Depreciation expense for the years ended December 31, 1997 and 1998 was $35,000 and $40,000, respectively.


NOTE 5 - LINE OF CREDIT

     The Company had a $200,000 revolving line of credit with a bank, collaterialized by all of the assets of the Company. Loans under the line of credit bear interest at the rate of 8.75% per annum. All borrowings under the line of credit were used for working capital purposes. The line of credit matured in February 1999 and was not renewed. As of December 31, 1997 and 1998, the Company had no borrowings outstanding under the line of credit.

NOTE 6 - RELATED PARTY TRANSACTIONS

     At December 31, 1997, the Company had a $50,000 note receivable from a related party. The note was repaid in full in 1998.

                        CUSTOM WOODWORK & PLASTICS, INC.

NOTE 7 - EMPLOYEE BENEFIT PLANS

     The Company has a savings and retirement plan which qualifies under
Section 401(k) of the Internal Revenue Code in which all full-time employees are eligible to participate. In accordance with the terms of the plan, employees may elect to contribute up to 15% of their annual compensation to the plan, subject to certain limitations. The Board of Directors may elect to declare a discretionary matching contribution to the Plan of 50% of all contributions made up to 6% of each employee's salary. The Company did not make any matching contributions for 1997 or 1998.

NOTE 8 - COMMITMENT AND CONTINGENCIES

     The Company is involved in routine legal and administrative proceedings incidental to the normal conduct of business. Management believes the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

NOTE 9 - SUBSEQUENT EVENT

     In August 1999, substantially all of the Company's net assets were acquired by DeCrane Aircraft Holdings, Inc. for a purchase price of $13.3 million.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

                              BASIS OF PRESENTATION


     The following unaudited pro forma consolidated financial information for DeCrane Aircraft is based on its historical financial statements adjusted to reflect the 1998 Avtech, Dettmers and DLJ acquisitions and the 1999 PATS, PPI and Custom Woodwork acquisitions. For additional information on the 1998 Avtech, Dettmers and DLJ acquisitions, see the notes to DeCrane Aircraft's 1998 consolidated financial statements included in the prospectus. For additional information on the 1999 PATS, PPI and Custom Woodwork acquisitions, see the notes to DeCrane Aircraft's Form 10-Q.

     Unaudited pro forma consolidated statements of operations are presented for the year ended December 31, 1998 and the six months ended June 30, 1999. The statements reflect the acquisitions as if they had occurred as of January 1, 1998. The unaudited pro forma consolidated balance sheet reflects the Custom Woodwork acquisition as of June 30, 1999; all of the 1998 acquisitions and the 1999 PATS and PPI acquisitions had occurred by that date and are therefore reflected in the historical balance sheet.

     The pro forma adjustments are based upon available information and assumptions management believes are reasonable under the circumstances. The unaudited pro forma consolidated financial information and accompanying notes should be read in conjunction with the historical financial statements and related notes of:

-    DeCrane Aircraft included in the prospectus and Form 10-Q;
-    Avtech, PATS and PPI included in the prospectus; and
-    Custom Woodwork included in this Form 8-K.

     The pro forma financial information does not purport to represent what DeCrane Aircraft's actual results of operations or actual financial position would have been if the transactions described above in fact occurred on such dates or to project DeCrane Aircraft's results of operations or financial position for any future period or date.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1998

                                                                                COMPANIES ACQUIRED (2)
                                            DECRANE AIRCRAFT      -------------------------------------------------
                                             HISTORICAL (1)          PREVIOUSLY
                                        -----------------------       REPORTED       CUSTOM
                                        PREDECESSOR   SUCCESSOR   ACQUISITIONS (3)  WOODWORK (4)      ADJUSTMENTS      PRO FORMA
                                        -----------  -----------  ----------------  ------------   -----------------  -----------
                                                                       (DOLLARS IN THOUSANDS)
Revenues .............................  $    90,077  $    60,356    $    94,059      $    4,480     $      (133)  (5)  $   248,839
Cost of sales ........................       60,101       42,739         63,418           2,358             755   (6)      169,371
                                        -----------  -----------   ------------     ------------    -----------        -----------
Gross profit .........................       29,976       17,617         30,641           2,122            (888)            79,468

Selling, general and administrative
   expenses ..........................       15,719       10,274         11,579             397          (1,728)  (7)       36,241
Nonrecurring acquisition expenses ....        3,632            -          1,479               -          (5,111)  (8)            -
Nonrecurring bonuses and
   employment contract
   termination expenses ..............            -            -          4,072               -          (4,072)  (9)            -
ESOP contribution ....................            -            -            530               -            (530) (10)            -
Amortization of intangible assets ....        1,347        3,148            328               -           7,893  (11)       12,716
                                        -----------  -----------   ------------    ------------     -----------        -----------
Operating income  ....................        9,278        4,195         12,653           1,725           2,660             30,511

Interest expense (income) ............        2,350        6,852          1,345             (35)         20,371  (12)       30,883
Other expenses (income) ..............          847          335            (30)             (2)           (600) (13)          550
                                        -----------  -----------   ------------    ------------     -----------        -----------
Income (loss) before provision for
   income taxes and extraordinary
   item ..............................        6,081       (2,992)        11,338           1,762         (17,111)              (922)

Provision for income taxes (benefit) .        2,892       (2,668)           691               -           1,098  (14)        2,013
                                        -----------  -----------   ------------    ------------     -----------        -----------
Income (loss) before extraordinary
   item (15) .........................  $     3,189  $      (324)  $     10,647      $    1,762     $   (18,209)       $    (2,935)
                                        -----------  -----------   ------------    ------------     -----------        -----------
                                        -----------  -----------   ------------    ------------     -----------        -----------

                        See accompanying notes to the Unaudited Pro Forma Consolidated Financial Information.


            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                         SIX MONTHS ENDED JUNE 30, 1999

                                                                                    COMPANIES ACQUIRED (2)
                                                       DECRANE        --------------------------------------------------
                                                       AIRCRAFT         PREVIOUSLY
                                                      HISTORICAL         REPORTED          CUSTOM
                                                    (SUCCESSOR) (1)   ACQUISITIONS (3)    WOODWORK (4)   ADJUSTMENTS      PRO FORMA
                                                    ---------------   ----------------    ------------   -----------      ----------
                                                                             (DOLLARS IN THOUSANDS)
Revenues ..........................................  $   112,598        $    13,208        $    4,002     $       -       $ 129,808
Cost of sales .....................................       75,974              9,664             1,843        (1,093)  (6)    86,388
                                                     -----------        -----------        ----------     ---------       ---------
Gross profit ......................................       36,624              3,544             2,159         1,093          43,420

Selling, general and administrative expenses ......       17,250              1,235               198             -          18,683
Nonrecurring acquisition expenses .................            -                200                 -          (200)  (8)         -
Nonrecurring bonuses and employment contract
   termination expenses ...........................            -                120                 -          (120)  (9)         -
Amortization of intangible assets .................        5,458                124                 -           746  (11)     6,328
                                                     -----------        -----------        ----------     ---------       ---------
Operating income  .................................       13,916              1,865             1,961           667          18,409

Interest expense (income) .........................       12,729                150                (9)        1,588  (12)    14,458
Other income ......................................         (367)               (22)                -             -            (389)
                                                     -----------        -----------        ----------     ---------       ---------
Income (loss) before provision for
   income taxes and extraordinary item ............        1,554              1,737             1,970          (921)          4,340

Provision for income taxes (benefit) ..............        1,737             (1,244)                -         2,504  (14)     2,997
                                                     -----------        -----------        ----------     ---------       ---------
Income (loss) before extraordinary item ...........  $      (183)       $     2,981        $    1,970   $    (3,425)      $   1,343
                                                     -----------        -----------        ----------     ---------       ---------
                                                     -----------        -----------        ----------     ---------       ---------

                        See accompanying notes to the Unaudited Pro Forma Consolidated Financial Information.

                                                                   P-3

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                  JUNE 30, 1999

                                                                                           COMPANY ACQUIRED (18)
                                                                     DECRANE       -----------------------------------
                                                                    AIRCRAFT         CUSTOM
                                                                   HISTORICAL        WOODWORK
                                                                (SUCCESSOR) (17)   HISTORICAL (19)      ADJUSTMENTS       PRO FORMA
                                                                ----------------   ---------------    ----------------   ----------
                                                                                    (DOLLARS IN THOUSANDS)
ASSETS

Current assets
   Cash and cash equivalents ...................................  $     3,489       $      873         $   (873) (20)    $    3,489
   Accounts receivable, net ....................................       43,786              642                -              44,428
   Inventories .................................................       49,323              400              513  (21)        50,236
   Deferred income taxes .......................................        3,630                -                -               3,630
   Prepaid expenses and other current assets ...................        3,186                -                -               3,186
                                                                  -----------      -----------         --------          ----------
     Total current assets ......................................      103,414            1,915             (360)            104,969
                                                                  -----------      -----------         --------          ----------
Property and equipment, net ....................................       35,670              731                -              36,401
                                                                  -----------      -----------         --------          ----------
Other assets, principally intangibles, net
   Goodwill and other intangibles ..............................      295,847                -           11,668  (22)       307,515
   Deferred financing costs ....................................       11,131                -                -              11,131
   Other assets ................................................          713                -                -                 713
                                                                  -----------      -----------         --------          ----------
     Net other assets, principally intangibles .................      307,691                -           11,668             319,359
                                                                  -----------      -----------         --------          ----------
         Total assets ..........................................  $   446,775       $    2,646         $ 11,308          $  460,729
                                                                  -----------      -----------         --------          ----------
                                                                  -----------      -----------         --------          ----------
LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities
   Short-term borrowings .......................................  $       489       $        -         $      -          $      489
   Current portion of long-term obligations ....................        3,368                -                -               3,368
   Accounts payable ............................................        9,308              100                -               9,408
   Accrued expenses ............................................       26,934               39                -              26,973
   Income taxes payable ........................................        5,107                -                -               5,107
                                                                  -----------      -----------         --------          ----------
     Total current liabilities .................................       45,206              139                -              45,345
                                                                  -----------      -----------         --------          ----------
Long-term obligations
   Senior revolving credit facility ............................        3,000                -           13,815  (23)        16,815
   Senior term facility ........................................      166,725                -                -             166,725
   Senior subordinated notes ...................................      100,000                -                -             100,000
   Other long-term obligations .................................        1,783                -                -               1,783
                                                                  -----------      -----------         --------          ----------
     Total long-term obligations ...............................      271,508                -           13,815             285,323

Deferred income taxes ..........................................       16,418                -                -              16,418
Other long-term liabilities ....................................        4,815                -                -               4,815
                                                                  -----------      -----------         --------          ----------
       Total long-term liabilities .............................      292,741                -           13,815             306,556
                                                                  -----------      -----------         --------          ----------
Stockholder's equity ...........................................      108,828            2,507           (2,507) (24)       108,828
                                                                  -----------      -----------         --------          ----------
         Total liabilities and stockholder's equity ............  $   446,775      $     2,646         $ 11,308          $  460,729
                                                                  -----------      -----------         --------          ----------
                                                                  -----------      -----------         --------          ----------

                        See accompanying notes to the Unaudited Pro Forma Consolidated Financial Information.

                                                                   P-4

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(1) For the year ended December 31, 1998, reflects DeCrane Aircraft's historical results of operations for the eight months ended August 31, 1998 prior to the DLJ acquisition (predecessor) and the four months ended December 31, 1998 subsequent to the DLJ acquisition (successor). For the six months ended June 30, 1999, reflects DeCrane Aircraft's historical results of operations subsequent to the DLJ acquisition (successor).

(2) Reflects the results of operations for companies acquired and DLJ acquisition adjustments for the periods not included in the historical columns.

(3) Reflects the results of operations of companies acquired and previously reported in our prospectus as follows (dollars in thousands):

                                                             AVTECH (a)  DETTMERS (b)   PATS (c)      PPI (d)      TOTAL
                                                            -----------  ------------ -----------  -----------  -----------
       YEAR ENDED DECEMBER 31, 1998

       Revenues ..........................................  $    20,984  $     2,013  $    33,348  $    37,714  $    94,059
       Cost of sales .....................................       13,267        1,454       24,321       24,376       63,418
                                                            -----------  -----------  -----------  -----------  -----------
       Gross profit ......................................        7,717          559        9,027       13,338       30,641

       Selling, general and administrative expenses ......        3,695          760        4,906        2,218       11,579
       Nonrecurring acquisition expenses .................        1,229            -          250            -        1,479
       Nonrecurring bonuses and employment
         contract termination expenses ...................        3,592            -          480            -        4,072
       ESOP contribution .................................          300            -          230            -          530
       Amortization of intangible assets .................           -             -            -          328          328
                                                            -----------  -----------  -----------  -----------  -----------
       Operating income (loss) ...........................       (1,099)        (201)       3,161       10,792       12,653

       Interest expense (income) .........................          (60)          13          296        1,096        1,345
       Other expenses (income) ...........................          (35)           -            -            5          (30)
                                                            -----------  -----------  -----------  -----------  -----------
       Income (loss) before provision for
         income taxes and extraordinary item .............       (1,004)        (214)       2,865        9,691       11,338

       Provision for income taxes (benefit) ..............         (322)           -        1,013            -          691
                                                            -----------  -----------  -----------  -----------  -----------
       Income (loss) before extraordinary item ...........  $      (682) $      (214) $     1,852  $     9,691  $    10,647
                                                            -----------  -----------  -----------  -----------  -----------
                                                            -----------  -----------  -----------  -----------  -----------
       SIX MONTHS ENDED JUNE 30, 1999

       Revenues ..........................................  $        -   $         -   $      451  $    12,757  $    13,208
       Cost of sales .....................................           -             -        1,229        8,435        9,664
                                                            -----------  -----------  -----------  -----------  -----------
       Gross profit (loss) ...............................           -             -         (778)       4,322        3,544

       Selling, general and administrative expenses ......           -             -          291          944        1,235
       Nonrecurring acquisition expenses .................           -             -          200            -          200
       Nonrecurring bonuses and employment
         contract termination expenses ...................           -             -          120            -          120
       Amortization of intangible assets .................           -             -            -          124          124
                                                            -----------  -----------  -----------  -----------  -----------
       Operating income (loss) ...........................           -             -       (1,389)       3,254        1,865

       Interest expense ..................................           -             -           23          127          150
       Other expenses (income) ...........................           -             -           11          (33)         (22)
                                                            -----------  -----------  -----------  -----------  -----------
       Income (loss) before provision for
         income taxes and extraordinary item .............           -             -       (1,423)       3,160        1,737

       Provision for income taxes (benefit) ..............           -             -       (1,244)           -       (1,244)
                                                            -----------  -----------  -----------  -----------  -----------
       Income (loss) before extraordinary item ...........  $        -   $         -   $     (179) $     3,160  $     2,981
                                                            -----------  -----------  -----------  -----------  -----------
                                                            -----------  -----------  -----------  -----------  -----------
       -----------------
       Notes (a) through (d) appear on the next page.


       (a) Avtech - For the year ended December 31, 1998, reflects the period from January 1, 1998 to June 25, 1998; for periods subsequent to June 25, 1998, its results are included in the historical columns.

       (b) Dettmers - For the year ended December 31, 1998, reflects the period from January 1, 1998 to June 29, 1998; for periods subsequent to June 29, 1998, its results are included in the historical columns.

       (c) PATS - For the year ended December 31, 1998, reflects the period from January 1, 1998 to December 31, 1998; for the six months ended June 30, 1999, reflects the period from January 1, 1999 to January 21, 1999; subsequent to January 21, 1999, its results are included in the historical column.

       (d) PPI - For the year ended December 31, 1998, reflects the period from January 1, 1999 to December 31, 1998; for the six months ended June 30, 1999, reflects the period from January 1, 1999 to April 22, 1999; subsequent to April 22, 1999, its results are included in the historical column.

(4) Reflects the results of operations of Custom Woodworks for the year ended December 31, 1998 and the six months ended June 30, 1999.

(5)  Reflects the elimination of intercompany sales.

(6) Reflects the net change in cost of sales attributable to the following (dollars in thousands):

                                                                                                       YEAR      SIX MONTHS
                                                                                                       ENDED        ENDED
                                                                                                   DECEMBER 31,   JUNE 30,
                                                                                                       1998         1999
                                                                                                   ------------ -----------
       Increase (decrease) in cost of goods sold (a) ............................................  $     1,606  $    (1,093)
       Decrease in depreciation expense (b) .....................................................         (658)           -
       Elimination of intercompany sales ........................................................         (133)           -
       Work force reductions attributable to merging the companies acquired .....................          (60)           -
                                                                                                   -----------  -----------
         Net increase (decrease) in cost of sales ...............................................  $       755  $    (1,093)
                                                                                                   -----------  -----------
                                                                                                   -----------  -----------

       ---------------
       (a) To reflect cost of goods sold based on the fair value of inventory acquired in conjunction with the PPI and Custom Woodwork acquisitions as if they were acquired on January 1, 1998.

       (b) To reflect a decrease in depreciation expense resulting from the fair value and remaining economic useful lives of depreciable assets acquired in connection with the DLJ acquisition.

(7) Reflects the net decrease in selling, general and administrative expenses attributable to the following (dollars in thousands):

                                                                                                       YEAR      SIX MONTHS
                                                                                                       ENDED        ENDED
                                                                                                   DECEMBER 31,   JUNE 30,
                                                                                                       1998         1999
                                                                                                   ------------ -----------
       Decrease in compensation expense (a) .....................................................  $    (1,775) $        -
       Decrease in investor relations expenses (b) ..............................................         (221)          -
       Other, net (c) ...........................................................................          268           -
                                                                                                   -----------  ----------
         Net decrease in selling, general and administrative expenses ...........................  $    (1,728) $        -
                                                                                                   -----------  ----------
                                                                                                   -----------  ----------

       ---------------
       (a) To reflect the resignation of some former employees and changes to employment agreements for remaining employees of the companies acquired.

       (b) To reflect the decrease in investor relations expenses associated with becoming a privately held company as a result of the DLJ acquisition.

       (c) To reflect an increase in depreciation expense resulting from the fair value and remaining economic useful lives of depreciable assets acquired in connection with the DLJ acquisition, net of cost savings attributable to employee benefit plans implemented at the companies acquired.

(8) Reflects a reduction for nonrecurring charges incurred by DeCrane Aircraft on behalf of its stockholders related to the DLJ acquisition, and by Avtech and PATS on behalf of their stockholders related to their respective acquisitions by DeCrane Aircraft.

(9) Reflects a reduction in expense attributable to employment contract termination expenses and nonrecurring bonuses awarded prior to, and in anticipation of, the acquisitions of Avtech and PATS by DeCrane Aircraft.

(10) Reflects a reduction in expense attributable to the termination of the Employee Stock Ownership Plans in conjunction with the acquisitions of Avtech and PATS.

(11) Reflects a net increase in amortization expense pertaining to the amortization of goodwill and other intangible assets related to the DLJ, PATS, PPI and Custom Woodwork acquisitions on a straight-line basis as follows (dollars in thousands):

                                                                                                     AMORTIZATION EXPENSE
                                                                                                   -------------------------
                                                                                          YEARS        YEAR      SIX MONTHS
                                                                         INTANGIBLE     ESTIMATED      ENDED        ENDED
                                                                            ASSET        USEFUL    DECEMBER 31,   JUNE 30,
                                                                           AMOUNT         LIFE         1998         1999
                                                                         -----------    ---------  ------------ ------------
       Elimination of predecessor basis amortization:
         DeCrane Aircraft .............................................                            $    (1,347)   $       -
         PPI ..........................................................                                   (328)        (124)
       DLJ acquisition amortization (a):
         Goodwill .....................................................  $   166,674       30            3,704            -
         FAA certifications ...........................................       30,391       15            1,351            -
         Engineering drawings .........................................        9,138       15              406            -
         Assembled workforce ..........................................        6,588        7              627            -
         Tradenames, trademarks and patents ...........................        3,908     5 to 12           269            -
       Goodwill amortization attributable to 1999 acquisitions (b):
         PATS (c) .....................................................       31,759       30            1,059           88
         PPI (d) ......................................................       52,896       30            1,763          588
         Custom Woodwork (e) ..........................................       11,668       30              389          194
                                                                                                   -----------    ---------
           Net increase in amortization ...............................                            $     7,893    $     746
                                                                                                   -----------    ---------
                                                                                                   -----------    ---------

       ---------------
       (a) For the year ended December 31, 1998, reflects amortization for the period from January 1, 1998 to August 31, 1998. Subsequent to August 31, 1998, amortization is included in the historical column.

       (b) Amortization expense may change upon completion of the final valuations of the net assets acquired.

       (c) For the year ended December 31, 1998, reflects amortization for the period from January 1, 1998 to December 31, 1998. For the six months ended June 30, 1999, reflects amortization for the period from January 1, 1999 to January 21, 1999; subsequent to January 21, 1999, amortization is included in the historical column.

       (d) For the year ended December 31, 1998, reflects amortization for the period from January 1, 1999 to December 31, 1998. For the six months ended June 30, 1999, reflects amortization for the period from January 1, 1999 to April 22, 1999; subsequent to April 22, 1999, amortization is included in the historical column.

       (e) Reflects amortization for the year ended December 31, 1998 and the six months ended June 30, 1999.

(12) Reflects the net increase in interest expense, including deferred financing cost amortization and commitment fees, as a result of the 1998 Avtech, Dettmers and DLJ acquisitions and the 1999 PATS, PPI and Customer Woodwork acquisitions as if they all had occurred on January 1, 1998.

     Pro forma interest expense consists of the following (dollars in thousands):

                                                                                                       INTEREST EXPENSE
                                                                                                   ------------------------
                                                                                                       YEAR      SIX MONTHS
                                                                                                       ENDED        ENDED
                                                                                                   DECEMBER 31,   JUNE 30,
                                                                   RATE OR TERM          AMOUNT        1998         1999
                                                                 -----------------    -----------  ------------ -----------
       Senior credit facility (a):
         Revolving credit facilities .......................     LIBOR (b) + 2.75%    $       (c)  $     1,621  $       303
         Term facilities:
           Term A ..........................................     LIBOR (b) + 2.75%            (d)        2,955        1,376
           Term B ..........................................     LIBOR (b) + 3.00%            (e)        5,615        2,613
           Term C ..........................................     LIBOR (b) + 3.25%            (f)        6,220        2,897
       Senior subordinated notes ...........................          12.00%              100,000       12,000        6,000
       Customer advance ....................................           7.50%                  (g)          380          146
       Other long-term obligations .........................      4.34% to 18.08%             (h)          148          109
       Deferred financing cost amortization:
         Senior revolving credit facilities ................        6 years (i)             1,277          213          106
         Senior term facilities:
           Term A ..........................................        6 years (j)               894          196           98
           Term B ..........................................        7 years (j)             2,043          313          156
           Term C ..........................................        7 years (j)             2,168          336          167
         Senior subordinated notes .........................       10 years (j)             5,810          581          290
       Commitment fees and expenses ........................                                               305          197
                                                                                                   -----------  -----------
           Pro forma interest expense (k) ..................                                       $    30,883  $    14,458
                                                                                                   -----------  -----------
                                                                                                   -----------  -----------

       ---------------

       (a) Reflects the senior credit facility established in conjunction with the DLJ acquisition, as amended for the PATS, PPI and Custom Woodwork acquisitions, as if all events had occurred January 1, 1998.

       (b) Calculations based on the historical LIBOR rates charged during the respective periods. The weighted average historical LIBOR rates were as follows:

                                                                                                       YEAR      SIX MONTHS
                                                                                                       ENDED        ENDED
                                                                                                   DECEMBER 31,   JUNE 30,
                                                                                                       1998         1999
                                                                                                   ------------  ----------
           Revolving credit facilities ..........................................................     5.593%       4.978%
           Term A facility ......................................................................     5.694%       5.147%
           Term B facility ......................................................................     5.666%       5.124%
           Term C facility ......................................................................     5.669%       5.121%

       (c) Reflects revolving credit facility borrowings for the DLJ, PATS, PPI and Custom Woodwork acquisitions as of January 1, 1998. The pro forma weighted average borrowings outstanding under the revolving credit facilities were $19.5 million for the twelve months ended December 31, 1998 and $7.9 million for the six months ended June 30, 1999.

       (d) Reflects Term A facility borrowings of $35.0 million for the DLJ acquisition as of January 1, 1998 reduced by quarterly principal payments of $438,000 commencing March 31, 1999. The pro forma weighted average borrowings outstanding under the Term A facility were $35.0 million for the twelve months ended December 31, 1998 and $34.9 million for the six months ended June 30, 1999.

       (e) Reflects Term B facility borrowings of $65.0 million for the DLJ and PATS acquisitions as of January 1, 1998 reduced by quarterly principal payments of $163,000 commencing March 31, 1998. The pro forma weighted average borrowings outstanding under the Term B facility were $64.8 million for the twelve months ended December 31, 1998 and $64.3 million for the six months ended June 30, 1999.

       (f) Reflects Term C facility borrowings of $70.0 million for the PPI acquisition and to refinance acquisition related revolving credit facility borrowings as of January 1, 1998 reduced by quarterly principal payments of $175,000 commencing March 31, 1998. The pro forma weighted average borrowings outstanding under the Term C facility were $69.7 million for the twelve months ended December 31, 1998 and $69.2 million for the six months ended June 30, 1999.

       (g) Reflects a $5.0 million customer advance related to the PATS acquisition as of January 1, 1998 reduced by principal payments of $975,000 on November 30, 1998 and $1.2 million on May 31, 1999. The pro forma weighted average advance outstanding was $4.9 million for the twelve months ended December 31, 1998 and $3.8 million for the six months ended June 30, 1999.

       (h) Reflects historical interest expense related to capital lease obligations and equipment term debt financing.

       (i) Deferred financing costs are amortized on a straight-line basis over the term of the agreement.

       (j) Deferred financing costs are amortized using the effective interest method.

       (k) A 0.125% change in the interest rates charged on variable rate borrowings would change interest expense by $245,000 for the twelve months ended December 31, 1998 and $121,000 for the six months ended June 30, 1999. Income (loss) before extraordinary item would change by $148,000 for the twelve months ended December 31, 1998 and $73,000 for the six months ended June 30, 1999.


(13) Reflects adjustment for nonrecurring charges associated with a terminated debt offering in June 1998. Such offering was terminated upon initiation of the DLJ acquisition.

(14) Represents an increase in the provision for income taxes as a result of a change in pro forma taxable income, a provision for income taxes on the income of Dettmers, PPI and Custom Woodwork which were taxed as S Corporations prior to their acquisitions, and elimination of the $2.6 million one time benefit caused by reversal of DeCrane Aircraft's deferred tax valuation allowance. The effective tax rate differs from the U.S. federal statutory rate due to goodwill amortization related to acquisitions not deductible for income tax purposes and state income taxes.

(15) In conjunction with the DLJ acquisition, deferred financing costs of $347,000, net of income tax benefit, were written off as an extraordinary charge as a result of the termination of DeCrane Aircraft's prior senior credit facility. In conjunction with the sale of the senior subordinated notes described in the prospectus, deferred financing costs of $1.9 million, net of income tax benefit, were written off as an extraordinary charge as a result of the termination of the bridge notes. These amounts have not been reflected in the unaudited pro forma consolidated statement of operations for the year ended December 31, 1998.

(16) Supplemental pro forma financial information is as follows (dollars in thousands):

                                                                                                       YEAR      SIX MONTHS
                                                                                                       ENDED        ENDED
                                                                                                   DECEMBER 31,   JUNE 30,
                                                                                                       1998         1999
                                                                                                   ------------  ----------
       Net cash provided by (used for)
         Operating activities ...................................................................  $     2,216    $  12,977
         Investing activities ...................................................................     (204,031)      (6,091)
         Financing activities ...................................................................      203,492       (8,943)
       EBITDA (a) ...............................................................................       54,528       27,463
       Depreciation and amortization (b) ........................................................       17,963        9,054
       Capital expenditures
         Paid in cash ...........................................................................        6,789        3,169
         Financed with capital lease obligations ................................................          164        1,323
       Cash interest expense ....................................................................       29,244       13,641
       Ratio of earnings to fixed charges (c) ...................................................           -          1.3x

       ---------------
       Notes (a) through (c) appear on the next page.

       (a) EBITDA equals operating income plus depreciation, amortization, parent company management fees and certain non-cash and acquisition related charges. EBITDA is not a measure of performance or financial condition under generally accepted accounting principles. EBITDA is not intended to represent cash flow from operations and should not be considered as an alternative to income from operations or net income computed in accordance with generally accepted accounting principles, as an indicator of our operating performance, as an alternative to cash flow from operating activities or as a measure of liquidity. The funds depicted by EBITDA are not available for our discretionary use due to funding requirements for working capital, capital expenditures, debt service, income taxes and other commitments and contingencies. We believe that EBITDA is a standard measure of liquidity commonly reported and widely used by analysts, investors and other interested parties in the financial markets. However, not all companies calculate EBITDA using the same method and the EBITDA numbers set forth above may not be comparable to EBITDA reported by other companies.

       (b) Reflects depreciation and amortization of plant and equipment, goodwill and other intangible assets. Excludes amortization of deferred financing costs and debt discounts, which are classified as a component of interest expense.

       (c) For purposes of calculating the earnings to fixed charges ratio, earnings represent net income before income taxes, minority interest in the income of majority-owned subsidiaries, extraordinary items and fixed charges. Fixed charges consist of:

            -    interest, whether expensed or capitalized;

            - amortization of debt expense and discount relating to any indebtedness, whether expensed or capitalized; and

            - one-third of rental expense under operating leases which is considered to be a reasonable approximation of the interest portion of such expense.

           There was a $792,000 deficiency of earnings to fixed charges for the year ended December 31, 1998.

(17) Reflects DeCrane Aircraft's financial position subsequent to the 1998 Avtech, Dettmers and DLJ acquisitions and the 1999 PATS and PPI acquisitions.

(18) Reflects DeCrane Aircraft's purchase of substantially all of the assets, subject to accounts payable and accrued liabilities assumed, of Custom Woodwork in August 1999. Sources and uses of funds for the acquisition, had it occurred on June 30, 1999, are as follows (dollars in thousands):

                                                                                                                   AMOUNT
                                                                                                                -----------
       SOURCES
       Senior revolving credit facility borrowings ...........................................................  $    13,815
                                                                                                                -----------
                                                                                                                -----------
       USES
       Purchase of assets, net of accounts payable and accrued liabilities assumed ...........................  $    13,315
       Estimated acquisition fees and expenses ...............................................................          500
                                                                                                                -----------
         Total uses ..........................................................................................  $    13,815
                                                                                                                -----------
                                                                                                                -----------

(19) Reflects the financial position of Custom Woodworks as of June 30, 1999.

(20) Reflects the elimination of Custom Woodwork's cash and cash equivalents not acquired.

(21) Reflects the increase in Custom Woodwork's inventory to its estimated fair value as of the acquisition date.

(22) Reflects the excess of the Custom Woodwork purchase price over the fair value of the assets acquired. For purposes of this pro forma consolidated financial information, we allocated the excess purchase price to goodwill and amortized it on a straight-line basis over 30 years. Such allocation is preliminary and may change upon the completion of the final valuations of the assets acquired.

(23) Reflects the senior credit facility borrowings for the Custom Woodwork acquisition. The terms of the senior credit facility are described in our historical consolidated financial statements included in the prospectus.

(24) Reflects the elimination of Custom Woodwork's stockholders' equity upon acquisition.